Exhibit 10.2

June 26, 2025

Mr. Xiaogang Geng

Chairman and Chief Executive Officer

Jayud Global Logistics Limited

Building 3, No. 7 Gangqiao Road, Li Lang Community

Nanwan Street, Longgang District

Shenzhen, People’s Republic of China 518000

Re:	Exclusive Engagement Agreement

Dear Mr. Geng,

The purpose of this letter agreement (this “Agreement”) is to set forth the terms and conditions pursuant to which FT Global Capital, Inc. (“FTGC” or the “Placement Agent”), shall serve as the Exclusive Placement Agent for Jayud Global Logistics Limited (NASDAQ: JYD) (the “Company”), on a “best efforts” basis, in connection with any public or private offering or other financing or capital-raising transaction of any kind (each, a “Placement”) of unregistered or registered securities (the “Securities”) of the Company, which may include Class A ordinary shares of the Company (the “Shares”) or securities convertible into Shares, pursuant to a private placement or, if registered, pursuant to a registration statement. For the avoidance of any doubt, the above-referenced exclusivity is limited to the Term (as the term is defined below) of this Agreement, and shall not extend to the Company’s offering of its equity securities outside of North America (the “Territory”), and any offering or Placement involving any of the Company-sourced investors set forth in Schedule A, subject to exception noted therein (the “Company Investors”). The Company represents to the Placement Agent that the list of the Company Investors set forth in such Schedule A is the final and complete list as of the date of this Agreement, and that such list shall not be subject to changes of any kind whatever, unless mutually agreed to and by the Company and the Placement Agent.

This Agreement shall become effective upon the date it is signed by the parties (the “Effective Date”). The terms of such Placement(s) and the Securities shall be mutually agreed upon by the Company and the investors (each, an “Investor” and collectively, the “Investors”) and nothing herein enables the Placement Agent to bind the Company or any Investor. This Agreement and the documents executed and delivered by the Company and the Investors in connection with the Placement(s) shall be collectively referred to herein as the “Transaction Documents.” The date of each of the closings of the Placement(s) shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable “best efforts” basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase or to sell any Securities and does not ensure the successful placement of any Securities or any portion thereof. The identities of the investors to which the Placement Agent introduces the Company shall be proprietary information of the Placement Agent and shall not be divulged to third parties by the Company, nor used by the Company outside the scope of the Placement Agent’s engagement as described herein, other than as required by applicable law.

This Engagement Letter sets forth certain conditions and assumptions upon which the engagement of FTGC is premised. However, the agreement between the parties hereto on the matters relating to each specific Placement to be conducted will be embodied in and superseded by a Placement Agent Agreement, unless the Placement Agent determines not to utilize a separate Placement Agent Agreement, in which case the provisions of this Engagement Letter shall govern.

1688 Meridian Avenue, Suite 700, Miami Beach, FL 33139

786-220-6040 (Direct); 786-655-8201 (Facsimile)

SECTION 1. COMPENSATION AND OTHER FEES.

(A) As compensation for the Placement Agent’s services hereunder, the Company shall pay to the Placement Agent a cash placement fee upon each Closing in an amount equal to: (i) seven percent (7%) of the total amount of capital received by the Company from the sale of its Securities during the Term, and (ii) four percent (4%) of the total amount of capital received by the Company from the sale of its Securities during the Term to the Company Investors (“Placement Agent Fee”). Notwithstanding anything to the contrary in this Agreement, the compensation provided for in this Agreement shall be subject to such reduction as may be necessary for the compensation to comply with Financial Industry Regulatory Authority (“FINRA”) Rule 5110. At the Closing of each Placement, the Company agrees to reimburse the Placement Agent for all travel, due diligence or related expenses and its legal expense, $50,000 (the “Placement Expenses”), provided, however, that such amounts in no way limit or impair the indemnification and contribution provisions of this Agreement. Notwithstanding the foregoing, in the event that the Placement is not consummated for any reason whatsoever within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to reimburse the Placement Agent the full amount of the Placement Expenses within three (3) business days of the end of the Term or termination of the Placement, whichever is earlier.

(B) Intentionally omitted.

(C) The Placement Agent shall be entitled to a Placement Agent Fee, each calculated in the manner provided in Section 1(A), with respect to any public or private offering of securities or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such Tail Financing is provided, directly or indirectly, to the Company or its affiliates by any persons or entities (including any entities under common management or having a common investment advisor) that the Placement Agent has contacted on behalf of the Company during the Term of this Agreement or persons or entities that the Placement Agent had “wall-crossed” during the Term of this Agreement, if such Tail Financing is consummated at any time within the 9-month period following the termination or expiration of this Agreement (the “Tail Period”). No later than ten (10) business days after termination or expiration of this Agreement, the Placement Agent will provide by electronic mail a written list of such persons or entities that the Placement Agent had contacted on behalf of the Company or “wall-crossed” during the Term of this Agreement, which list shall be deemed to include entities under common management or having a common investment advisor with the entities included on such list, provided, however, that such list shall be limited to no more than ten (10) institutional investors.

SECTION 2. COMPANY REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Placement Agent on the date hereof and on each date on which any Securities are offered that (Sections (B)-(E) shall only be applicable to any proposed Placement in which Securities are to be offered on a registered basis pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and in those Sections, references to “Securities” means such Securities to be offered on a registered basis pursuant to the Securities Act):

(A) During the Term hereunder and subject to the exclusivity qualifications set forth in the opening paragraph of this Agreement: (i) the Company will not, and will not permit its representatives to, other than in coordination with the Placement Agent, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of a Placement. Furthermore, the Company agrees that during the Term hereunder, all inquiries from prospective investors will be referred to the Placement Agent. Additionally, except as set forth hereunder, the Company represents, warrants and covenants that no brokerage or finder's fees or commissions are or will be payable by the Company or any subsidiary of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other third-party with respect to any Placement.

(B) The registration statement on Form F-3 (File No. 333-280010) initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on June 6, 2024, which became effective on July 3, 2024. At the time of such filing, the Company shall meet the requirements of Form F-3 under the Securities Act. Such registration statement, including the exhibits thereto, as amended from time to time, is hereinafter called the “Registration Statement.” No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus have been issued, and no proceeding for any such purpose is pending or has been initiated or threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with a Placement, including any documents incorporated by reference therein.

(C) The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time effectiveness, shall comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and shall not and, as amended or supplemented, if applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, each as of its respective date, shall comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein will be required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that will not be filed pursuant to the Securities Act within the requisite time period. There are no contracts or other documents required to be described in the Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, that have not been described or filed as required.

(D) If the Company is currently eligible to use free writing prospectuses in connection with a Placement pursuant to Rules 164 and 433 under the Securities Act, any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act will be filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that is required to be filed pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of the Company will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any free writing prospectus.

(E) Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date of any Placement, any offering material in connection with the offering and sale of Securities other than the Prospectus, the Time of Sale Prospectus, if any, the Prospectus Supplement.

(F) There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater stockholder of the Company.

(G) The Placement Agent shall have received on each Closing Date a written opinion of counsel for the Company, dated the Closing Date and addressed to the Placement Agent in form and substance satisfactory to the Placement Agent, which shall include, without limitation, opinions related to (i) the corporate existence of the Company and power to operate its business; (ii) the corporate power and authority of the Company to execute all agreements and perform its obligations related in the Placement; (iii) the ability of the Company to enter into all agreements and perform its obligations related to the Placement without contravening or violating (or causing the triggering of any anti-dilution or similar provisions in) its charter documents, any other agreements or any applicable law, regulation or rule; (iv) that any Securities (and any Common Stock underlying such Securities) will be duly authorized, fully paid, validly issued and non-assessable, as applicable; (v) that no approval, consent, order, filing or notice is required to complete the Placement and for the Company to perform its obligations in the Placement other than Nasdaq approval or notification if so required by Nasdaq rules; (vi) if the Placement is being completed in compliance with the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder, and that all filings required by the Securities Act, have been made; and (vii) the Company’s status as an “investment company” as defined in the Investment Company Act of 1940, as amended. The Placement Agent shall also have received on each Closing Date a negative assurance letter from counsel for the Company, dated the Closing Date and addressed to the Placement Agent in form and substance satisfactory to the Placement Agent.

(H) The Placement Agent shall have received prior to the execution of any Transaction Documents related to a Placement completed on a registered basis pursuant to the Securities Act, a letter dated such date, in form and substance satisfactory to the Placement Agent, from the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information contained in the Registration Statement, Base Prospectus and Prospectus Supplement.

(I) In connection with each Placement, each of the Company and any successors of the Company will agree, for a period of forty-five (45) days from the Closing of such Placement, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

(J) From the date hereof until three (3) months after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (or combination of unites thereof) involving a Variable Rate Transaction. For the purpose of this Agreement, “Variable Rate Transaction” shall mean a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or excisable for, or include the right to receive additional Common Stock either (A) at a conversion price, excise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, excise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, any equity line of credit, whereby the Company may issue securities at a future determined price. The Placement Agent shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in additional to any right to collect damages.

(K) The Company shall cause each of its officers and directors to deliver to the Placement Agent an executed Lock-Up Agreement, in the mutually agreed upon form agreement.

(L) Each of the Company and its subsidiaries has complied, and has taken all reasonable steps to ensure compliance by each of its affiliates with any applicable rules and regulations of the relevant PRC government agencies, including, but not limited to the China Securities Regulatory Commission’s (the “CSRC”) February 17, 2023 Trial Administrative Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and subsequent supporting guidelines, which came into effect on March 31, 2023 (together, the “Trial Measures”). The Trial Measures relate to PRC companies that seek to offer or list securities overseas, both directly and indirectly, and require compliance with certain procedures and filing requirements with the CSRC. The Company shall (i) complete any registration or other filings and submissions required under the Trial Measures, and make requisite disclosures relating to its compliance with the Trial Measures in the Prospectus Supplement, and (ii) allow the Placement Agent and its legal counsel an advance opportunity to review and provide their comments on such public disclosures and the Company’s submissions to the CSRC in compliance with the Trial Measures.

(M) The Placement Agent shall be entitled to rely upon any and all representations and warranties of the Company included in the purchase agreements entered into by the Company and the Investors in connection with each Placement, subject to the qualifications and limitations therein, including, but not limited to, any disclosure set forth on an applicable schedule.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PLACEMENT AGENT. The Placement Agent represents and warrants to the Company that: (i) it will comply with all applicable federal and state laws regarding trading in securities of the Company, (ii) it will not disclose any material non-public material information of the Company without the prior written consent of the Company, and (iii) that it is a registered broker-dealer in good standing with the relevant regulatory agencies.

SECTION 4. ENGAGEMENT TERM & SURVIVAL. The term of this Agreement shall be for a period of three (3) months from the Effective Date (the “Term”). The provisions of Sections 1, 2, 3, 4, 5, 6, 8, 9, 10 and 11 of this Agreement and Appendix A shall survive for a period of nine (9) months following expiration or termination of this Agreement.

SECTION 5. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without prior written consent of the Placement Agent.

SECTION 6. NO FIDUCIARY RELATIONSHIP: THIRD PARTY BENEFICIARIES. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity that is not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and that the Placement Agent shall not have any duties or liabilities to the equity holders or the creditors of the Company or to any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 7. INDEMNIFICATION. The parties agree to the terms of the Placement Agent’s standard indemnification agreement, which is attached hereto as Appendix A and incorporated herein by reference.

SECTION 8. ANNOUNCEMENTS. The Company grants to the Placement Agent the right to place customary announcement(s) of any Placement in certain newspapers and to mail announcement(s) to persons and firms selected by Placement Agent, at the Placement Agent’s expense, subject to the Company’s prior approval, which shall not be unreasonably withheld.

SECTION 9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City and County of New York, Borough of Manhattan. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City and County of New York, Borough of Manhattan. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and County of New York, Borough of Manhattan. Each party hereto consents to service of process by federal express or other nationally recognized overnight courier at the address used in connection with this Agreement. Each party hereto waives its right to trial by jury and the requirement that it post an undertaking in connection with any award of emergency or preliminary relief by a court. In the event any party hereto files suit, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys fees and out of pocket expenses.

SECTION 10. ENTIRE AGREEMENT/MISC. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by each of the Placement Agent and the Company. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. This Agreement may be executed in counterparts (including electronic counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that this Agreement may be signed electronically. In the event that any signature is delivered by electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or otherwise by electronic transmission evidencing an intent to sign this Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

SECTION 11. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York, NY time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York, NY time) on any business day, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 12. ANTI-MONEY LAUNDERING. To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States require all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means the Placement Agent must ask the Company for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that the Placement Agent consider appropriate to verify the Company’s identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement, or a trust instrument.

Please confirm that the foregoing correctly sets forth our agreement by signing and returning an executed copy of this Agreement to FTGC.

FT GLOBAL CAPITAL, INC.

By:	/s/ Patrick J. Ko
	Name:	Patrick J. Ko
	Title:	President

Address for notice:
1688 Meridian Avenue, Ste. 700
Miami Beach, FL 33139
786-655-8201 (Fax)

With an electronic copy to the following:

Alec Orudjev, Esq., General Counsel
aorudjev@ftglobalcap.com

Accepted and Agreed to as of the date first written above:

JAYUD GLOBAL LOGISTICS LIMITED

By:	/s/ Xiaogang Geng
Name:	Xiaogang Geng
Title:	Chairman and Chief Executive Officer

Address for notice:

Attn: Mr. Xiaogang Geng, Chairman and Chief Executive Officer

Jayud Global Logistics Limited

Building 3, No. 7 Gangqiao Road, Li Lang Community

Nanwan Street, Longgang District, Shenzhen, People’s Republic of China 518000

Email: [_]

Fax: [_]

APPENDIX A - INDEMNIFICATION PROVISIONS

(A) The Company agrees to indemnify and hold harmless the Placement Agent and its affiliates and their respective officers, directors, employees, agents, counsel, advisers and consultants, and any persons controlling the Placement Agent or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (the Placement Agent and each such other person or entity being referred to herein as an “Indemnified Person”), from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses (and further agrees to advance all expenses) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any material statements omitted to be made) by the Company or its respective affiliates in connection with this Agreement, any Placement or which affect any Placement or (ii) material actions taken or omitted to be taken by an Indemnified Person with the consent or in conformity with the actions or omissions of the Company or their respective affiliates in connection with this Agreement, any Placement or which affect any Placement or (iii) any investigation, litigation, or inquiry by a regulatory or self-regulatory agency or authority involving the Company or any transaction arising under any agreements between the Company and the Placement Agent or (B) are otherwise related to or arise out of the Placement Agent’s activities on behalf of the Company or its respective affiliates pursuant to this Agreement or (C) in any way involving or alleged to involve the Company, any Placement or any Securities. The Company will not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined to have resulted solely from such Indemnified Person’s negligence or willful misconduct. In addition, the Company agrees to advance (and in the absence of advancement required hereunder) to promptly reimburse each Indemnified Person for all reasonable out-of-pocket expenses (including fees and expenses of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party, or in connection with enforcing the rights of such Indemnified Person under this Agreement, including the costs of any claims asserted by an Indemnified Person against any indispensable party or by way of a counterclaim in any litigation within the scope of this provision upon the receipt of written notice from the Indemnified Person. The Company agrees to advance such expenses incurred by an Indemnified Person pursuant to which indemnity may be sought hereunder within thirty (30) days after receipt by the Company of a statement requesting such advances from time to time, whether prior to or after final disposition of any proceeding. Such advances shall be unsecured and interest free and without regard to the Indemnified Person’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnified Persons shall be entitled to continue to receive advancement of expenses pursuant to this section unless and until the matter of an Indemnified Person’s entitlement to indemnification hereunder has been finally adjudicated by court order or judgment from which no further right of appeal exists. Each Indemnified Person undertakes to repay such amounts advanced only if and to the extent that, it ultimately is determined that the Indemnified Person is not entitled to be indemnified by the Company under the provisions of this Agreement.

(B) Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent determines that to do so would be in the best interests of the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel, up to $30,000 in the aggregate, will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding at its sole expense provided that the Company obtains a full and unconditional release of any claims against the Placement Agent and the Indemnified Persons from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of Placement Agent or any Indemnified Person.

(C) The Company and the Placement Agent and any Indemnified Persons agree to notify each other promptly of the assertion of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this engagement letter.

(D) If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses reasonably incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received by Placement Agent under this engagement letter (excluding any amounts received as reimbursement of expenses incurred by Placement Agent).

(E) These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this engagement letter or otherwise.

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